UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2019

PCT LTD

(Exact name of registrant as specified in its charter)

Nevada	000-31549	90-0578516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Commerce Street Little River, South Carolina	29566
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 390-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities

Crown Bridge Partners, LLC Note Conversion

On July 17, 2019, the Registrant issued Crown Bridge Partners, LLC 5,550,000 shares of its common stock at $0.00035 per share upon conversion of $1,942.50 in principal under the promissory note dated November 28, 2018. Following this conversion, the principal balance remaining under the note was $29,280.95.

GS Capital Partners, LLC Note Conversions

On July 19, 2019, the Registrant issued GS Capital Partners, LLC 5,207,600 shares of its common stock at $0.0009 per share upon conversion of $4,508 in principal and $178.84 of interest under the promissory note dated January 16, 2019. Following this conversion, the principal balance remaining under the note was $95,492.

On July 29, 2019, the Registrant issued GS Capital Partners, LLC 5,281,088 shares of its common stock at $0.0009 per share upon conversion of $4,562 in principal and $190.98 of interest under the promissory note dated January 16, 2019. Following this conversion, the principal balance remaining under the note was $90,930.

Current Outstanding Shares and Reserves

As of August 2, 2019 there were 230,354,095 shares of the Registrant’s common stock issued and outstanding, and 176,553,273 shares of common stock that have been reserved for conversion of additional convertible notes.

Item 8.01 Other Events.

On July 12, 2019, the Registrant entered into a binding letter of intent (the “LOI”) with 2705908 Ontario Inc. (“Ontario”), a recently incorporated Canadian company. Pursuant to the terms of the LOI, the parties agreed to negotiate and enter into a definitive agreement by July 30, 2019 pursuant to which, by way of a loan agreement and option agreement, Ontario would have been entitled to acquire at least 51% control of the Registrant, through the acquisition of common shares in the capital of the Registrant and direct issuance(s) of common shares from the Registrant (the “Proposed Transaction”). The scheduled closing date of July 30, 2019 was very aggressively set due to an effort to repay certain convertible debt before the prepayment dates and the conversion of such debt into shares of common stock. The due diligence of both organizations has taken longer than anticipated. Both companies are negotiating in good faith and on the stated terms with best efforts and an intention of moving forward and closing the transaction as efficiently as possible and have executed an extension of the LOI through August 19, 2019. A copy of the extension is attached as Exhibit 10.1.

The foregoing description of the LOI does not purport to be complete and is qualified in its entirety by reference to the full text of the LOI, a copy of which is filed as Exhibit 10.1 to the current report on Form 8-K filed on July 18, 2019, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

10.1	Ontario Letter of Intent extension dated August 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCT LTD

By: /s/ F. Jody Read

F. Jody Read, CEO

Date: August 5, 2019